Exhibit 10.66

AMENDMENT

TO

SURVIVAL PERIOD TERMINATION AGREEMENT

This Amendment (the “Amendment”), entered into and effective as of August 25, 2014, is made to that certain Survival Period Termination Agreement (the “Termination Agreement”), dated as of May 22, 2014, by and among CIG Wireless Corp., a corporation incorporated in the State of Nevada (the “Company”), and Macquarie Capital (USA) Inc. (“Macquarie”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Termination Agreement.

WITNESSETH:

WHEREAS, pursuant to Section 11 of the Termination Agreement, the Termination Agreement may be modified, altered or amended by a written instrument executed by all parties thereto; and

WHEREAS, the Company and Macquarie, constituting all of the parties to the Termination Agreement, desire to amend the Termination Agreement as further set forth herein.

NOW, THEREFORE, in exchange for good and valuable consideration including, without limitation, the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Macquarie hereby agree as follows:

1. Amendment. The Termination Agreement is hereby amended by deleting Section 2(b)(vi) of the Termination Agreement in its entirety and replacing it with the following:

(vi) On or before August 31, 2014, the Company shall pay, and Macquarie shall accept, as full and final payment and satisfaction (together with the other rights in this Section 2(b)) with respect to all prior and future issuances to Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC under that certain Securities Purchase Agreement, dated August 1, 2013, by and among the Company, on the one hand, and Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC, on the other hand, a non-refundable fixed fee of $500,000, in immediately available funds, by wire transfer to an account designated by Macquarie for such purpose (the “Cash Payment”).

2. Entire Agreement. Except as expressly amended by this Amendment, the terms and provisions of the Termination Agreement shall continue in full force and effect.

3. Binding Effect. The Termination Agreement, as amended by this Amendment, shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

4. Further Assurances. Each party agrees to execute and deliver such other documents and to do such other acts and things as any other party may reasonably request from time to time for the purpose of carrying out the intent of this Amendment.

5. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Each signature page to this Amendment may be delivered via facsimile or scanned “PDF”, each of which shall be deemed an original for all purposes.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Termination Agreement as of the date first written above.

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name:	Paul McGinn
Title:	CEO

MACQUARIE CAPITAL (USA) INC.

By:	/s/ Sean Fitzgerald
Name:	Sean Fitzgerald
Title:	Managing Director

By:	/s/ Jingcai Zhu
Name:	Jingcai Zhu
Title:	Vice President